June 2025

Pricing Supplement No. 8,931

Registration Statement Nos. 333-275587; 333-275587-01

Dated June 26, 2025

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Netflix, Inc. due July 2, 2026

Fully and Unconditionally Guaranteed by Morgan Stanley

￭Linked to the lowest performing of the common stock of Amazon.com, Inc., the class A common stock of Alphabet Inc. and the common stock of Netflix, Inc. (each referred to as an “underlying stock”)

￭The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. Unlike ordinary debt securities, the securities do not guarantee the repayment of principal and are subject to potential automatic call prior to the maturity date upon the terms described below. The securities have the terms described in the accompanying product supplement for principal at risk securities and prospectus, as supplemented or modified by this document.

￭Fixed Coupon. The securities will pay a fixed coupon on a monthly basis until the earlier of the maturity date or automatic call. The coupon rate is 8.45% per annum.

￭Automatic Call. Beginning after six months, the securities will be automatically called if the stock closing price of each underlying stock on any of the calculation days (other than the final calculation day) is greater than or equal to its respective starting price for a cash payment equal to the face amount plus a final fixed coupon payment. No further payments will be made on the securities once they have been called.

￭Potential Loss of Principal. If the securities are not automatically called, you will receive, in addition to the fixed coupon, the face amount at maturity if, and only if, the ending price of each underlying stock on the final calculation day is greater than or equal to its respective downside threshold price. If the ending price of any underlying stock on the final calculation day is less than its respective downside threshold price, although investors will still receive the fixed coupon with respect to the final interest period, investors will be fully exposed to the decline in the lowest performing underlying stock on a 1-to-1 basis, and will receive a maturity payment amount that is less than 50% of the face amount of the securities and could be zero.

￭Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

￭Because all payments on the securities are based on the lowest performing underlying stock, a decline beyond the respective downside threshold price of any underlying stock will result in a significant loss of your investment even if the other underlying stocks have appreciated or have not declined as much.

￭The securities are for investors who are willing to risk their principal based on the lowest performing of three underlying stocks and who forgo the opportunity to participate in any appreciation of any of the underlying stocks in exchange for the opportunity to earn interest at a potentially above-market rate.

￭Investors will not participate in any appreciation of any underlying stock.

￭The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment

￭These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any securities included in any of the underlying stocks.

The current estimated value of the securities is $975.50 per security. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 4.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10. All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for principal at risk securities and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per security	$1,000	$15.75	$984.25
Total	$2,191,000	$34,508.25	$2,156,491.75

(1)Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $15.75 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $10.00 per security, and WFA may receive a distribution expense fee of $0.75 for each security sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2)In respect of certain securities sold in this offering, we may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

(3)See “Use of Proceeds and Hedging” in the accompanying product supplement.

Product Supplement for Principal at Risk Securities dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Netflix, Inc. due July 2, 2026

Final Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	July 2, 2026, subject to postponement if the final calculation day is postponed
Underlying stocks:	The common stock of Amazon.com, Inc. (the “AMZN Stock”), the class A common stock of Alphabet Inc. (the “GOOGL Stock”) and the common stock of Netflix, Inc. (the “NFLX Stock”)
Fixed coupon payment:

On each coupon payment date, you will receive a fixed coupon payment at a per-annum rate equal to the coupon rate.

Each “fixed coupon payment” will be calculated per security as follows: ($1,000 × coupon rate) / 12. Any coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.

Coupon payment dates:

Monthly, on the 2nd of each month, commencing in August 2025 and ending on the maturity date. If any coupon payment date is not a business day, the coupon payment with respect to such date will be made on the next succeeding business day and no adjustment will be made to the coupon payment made on that succeeding business day. The coupon payment with respect to the final interest period shall be made on the maturity date.*

Coupon rate:	The “coupon rate” is 8.45% per annum.
Automatic call:

The securities are not subject to automatic call until approximately six months after the original issue date. Following this 6-month non-call period, if, on any calculation day (other than the final calculation day), beginning in December 2025, the stock closing price of each underlying stock is greater than or equal to its respective starting price, the securities will be automatically called for a cash payment per security equal to the face amount plus a final fixed coupon payment on the related call settlement date.

The securities will not be automatically called on any call settlement date if the stock closing price of any underlying stock is below its respective starting price on the related calculation day.

Any positive return on the securities will be limited to the fixed coupon payments even if the stock closing price of any underlying stock on the applicable calculation day significantly exceeds its starting price. You will not participate in any appreciation of any underlying stock.

Calculation days:

July 30, 2025, August 27, 2025, September 29, 2025, October 29, 2025, November 26, 2025, December 29, 2025, January 28, 2026, February 25, 2026, March 30, 2026, April 29, 2026, May 28, 2026 and June 29, 2026. We also refer to the June 2026 calculation day as the final calculation day.**

Call settlement date:	Three business days after the applicable calculation day.**
Maturity payment amount:

If the securities are not automatically called, you will be entitled to receive on the maturity date a cash payment per security equal to the maturity payment amount (in addition to the final fixed coupon payment). The “maturity payment amount” per security will equal:

●if the ending price of each underlying stock is greater than or equal to its respective downside threshold price:

$1,000; or

●if the ending price of any underlying stock is less than its respective downside threshold price:

$1,000 × performance factor of the lowest performing underlying stock on the final calculation day

Under these circumstances, you will lose more than 50%, and possibly all, of your investment.

Lowest performing underlying stock:	On any calculation day, the underlying stock with the lowest performance factor on that calculation day
Performance factor:	With respect to each underlying stock, on any calculation day, the stock closing price on such calculation day divided by the starting price (expressed as a percentage)
Stock closing price:

With respect to each underlying stock, stock closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement for principal at risk securities.

Starting price:	With respect to the common stock of Amazon.com, Inc.: $217.12, its stock closing price on the pricing date

June 2025 Page 2

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Netflix, Inc. due July 2, 2026

With respect to the class A common stock of Alphabet Inc.: $173.54, its stock closing price on the pricing date

With respect to the common stock of Netflix, Inc.: $1,306.67, its stock closing price on the pricing date

Downside threshold price:

With respect to the common stock of Amazon.com, Inc.: $108.56, which is equal to 50% of its starting price

With respect to the class A common stock of Alphabet Inc.: $86.77, which is equal to 50% of its starting price

With respect to the common stock of Netflix, Inc.: $653.335, which is equal to 50% of its starting price

Ending price:	With respect to each underlying stock, the stock closing price on the final calculation day.
Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.
Pricing date:	June 26, 2025
Original issue date:	July 1, 2025 (3 business days after the pricing date)
CUSIP / ISIN:	61778K3N5 / US61778K3N56
Listing:	The securities will not be listed on any securities exchange.
Agents:

Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Securities—Supplemental information regarding plan of distribution; conflicts of interest.”

* Subject to postponement pursuant to “General Terms of the Securities—Payment Dates” in the accompanying product supplement for principal at risk securities.

** Subject to postponement pursuant to “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day” in the accompanying product supplement for principal at risk securities.

June 2025 Page 3

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Netflix, Inc. due July 2, 2026

Estimated Value of the Securities

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000 per security. We estimate that the value of each security on the pricing date is $975.50.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the coupon rate and the downside threshold prices, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

June 2025 Page 4

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Netflix, Inc. due July 2, 2026

Investor Considerations

The Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Netflix, Inc. due July 2, 2026 (the “securities”) may be appropriate for investors who:

￭Seek an investment with fixed coupon payments at a rate of 8.45% per annum until the earlier of the maturity date or automatic call;

￭Understand that if the stock closing price of any underlying stock on the final calculation day has declined by more than 50% from its starting price, they will be fully exposed to the decline in the lowest performing underlying stock from its starting price and will lose more than 50%, and possibly all, of the face amount of their securities at maturity;

￭Understand that the securities may be automatically called prior to the maturity date and that the term of the securities may be as short as approximately six months;

￭Understand that the return on the securities will depend solely on the performance of the underlying stock that is the lowest performing underlying stock on each calculation day and that they will not benefit in any way from the performance of the better performing underlying stocks;

￭Understand that the securities are riskier than alternative investments linked to only one of the underlying stocks or linked to a basket composed of each underlying stock;

￭Understand and are willing to accept the full downside risks of each underlying stock;

￭Are willing to forgo participation in any appreciation of any underlying stock and dividends on the underlying stocks; and

￭Are willing to hold the securities until maturity.

The securities are not designed for, and may not be an appropriate investment for, investors who:

￭Seek a liquid investment or are unable or unwilling to hold the securities to maturity;

￭Require full payment of the face amount of the securities at maturity;

￭Seek a security with a fixed term;

￭Are unwilling to accept the risk that the stock closing price of any underlying stock may decline by more than 50% from its starting price to its ending price, in which case they will lose a significant portion or all of their investment;

￭Are unwilling to accept the risk of exposure to each of the underlying stocks;

￭Seek exposure to a basket composed of each underlying stock or a similar investment in which the overall return is based on a blend of the performances of the underlying stocks, rather than solely on the lowest performing underlying stock;

￭Seek exposure to the upside performance of any or each underlying stock;

￭Are unwilling to accept our credit risk; or

￭Prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement for risks related to an investment in the securities. For more information about the underlying stocks, please see the sections titled “Amazon.com, Inc. Overview,” “Alphabet Inc. Overview” and “Netflix, Inc. Overview” below.

June 2025 Page 5

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Netflix, Inc. due July 2, 2026

Determining Payment on the Maturity Date

On the maturity date, if the securities have not been automatically called prior to the maturity date, you will receive (in addition to the final fixed coupon payment) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which underlying stock is the lowest performing underlying stock on the final calculation day. The lowest performing underlying stock on the final calculation day is the underlying stock with the lowest performance factor on the final calculation day. The performance factor of an underlying stock on the final calculation day is its stock closing price as a percentage of its starting price (i.e., its stock closing price on the final calculation day divided by its starting price).

Step 2: Calculate the maturity payment amount based on the stock closing price of the lowest performing underlying stock on the final calculation day, as follows:

June 2025 Page 6

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Netflix, Inc. due July 2, 2026

Hypothetical Payout Profile

The hypothetical payout profile below illustrates the maturity payment amount on the securities (excluding the final fixed coupon payment) for a range of hypothetical performances of the lowest performing underlying stock from its respective starting price to its respective ending price on the final calculation day. The hypothetical payout profile excludes any fixed coupon payments.

The lowest performing underlying stock
The securities
Maturity payment amount per security
$1,800
$1,700
$1,600
$1,500
$1,400
$1,300
$1,200
$1,100
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
$1,000
Face amount
50%
contingent
downside
protection
-100%
-80%
-60%
-50%
-40%
-20%
0%
20%
40%
60%
80%
100%
Percentage change from the starting price to the stock closing price of the lowest performing underlying stock on the final calculation day

June 2025 Page 7

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Netflix, Inc. due July 2, 2026

Scenario Analysis and Examples of Hypothetical Payments on the Securities

The following hypothetical examples illustrate how to calculate the payment at maturity, if any, if the securities have not been automatically called. The following examples are for illustrative purposes only. The amount you will receive at maturity, if any, will be determined by reference to the ending price of each underlying stock on the final calculation day. The actual starting price and downside threshold price for each underlying stock are set forth under “Final Terms” above. All payments on the securities are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The below examples are based on the following terms*:

Fixed coupon payment:

On each coupon payment date, you will receive a coupon payment at a per-annum rate equal to the coupon rate. The coupon payment will be an amount in cash per face amount corresponding to a return of 8.45% per annum for each interest payment period for each applicable calculation day. These hypothetical examples reflect the coupon rate of 8.45% (corresponding to $7.042 per month per security**).

Hypothetical starting price:	With respect to the NFLX Stock: $100 With respect to the GOOGL Stock: $100 With respect to the AMZN Stock: $100
Hypothetical downside threshold price:

With respect to the NFLX Stock: $50, which is 50% of its hypothetical starting price

With respect to the GOOGL Stock: $50, which is 50% of its hypothetical starting price

With respect to the AMZN Stock: $50, which is 50% of its hypothetical starting price

*The hypothetical starting price of $100 for the underlying stocks has been chosen for illustrative purposes only and does not represent the actual starting price of any underlying stock. The actual starting prices and downside threshold prices are set forth under “Final Terms” above. For historical data regarding the actual stock closing prices of the underlying stocks, see the historical information set forth herein.

**The actual fixed coupon payment will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical fixed coupon of $7.042 is used in these examples for ease of analysis.

June 2025 Page 8

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Netflix, Inc. due July 2, 2026

How to calculate the payment investors will receive at maturity (if the securities have not been automatically redeemed):

Starting after six months, if the stock closing price of each underlying stock is greater than or equal to its starting price on any calculation day, the securities will be automatically called for a cash payment per security equal to the face amount plus a final fixed coupon payment.

The examples below illustrate how to calculate the payment at maturity if the securities have not been automatically redeemed prior to maturity

	NFLX Stock Ending Price on Final Calculation Day	GOOGL Stock Ending Price on Final Calculation Day	AMZN Stock Ending Price on Final Calculation Day	Maturity Payment Amount (per Security) (in addition to the coupon of $7.042 for the final fixed coupon payment)
Example 1:	$150 (at or above its downside threshold price)	$140 (at or above its downside threshold price)	$142 (at or above its downside threshold price)	$1,000 (the face amount)
Example 2:	$125 (at or above its downside threshold price)	$40 (below its downside threshold price)	$120 (at or above its downside threshold price)	$1,000 × ($40 / $100) = $400
Example 3:	$20 (below its downside threshold price)	$80 (at or above its downside threshold price)	$120 (at or above its downside threshold price)	$1,000 × ($20 / $100) = $200
Example 4:	$45 (below its downside threshold price)	$30 (below its downside threshold price)	$20 (below its downside threshold price)	$1,000 × ($20 / $100) = $200

In example 1, the ending price of each underlying stock on the final calculation day is at or above its respective downside threshold price. Therefore, investors receive at maturity a cash payment per security equal to the face amount of the securities, in addition to the final fixed coupon payment. Investors do not participate in any appreciation in any underlying stock.

In example 2, the ending prices of two of the underlying stocks on the final calculation day are at or above their downside threshold prices, but the ending price of the other underlying stock on the final calculation day is below its respective downside threshold price. Therefore, investors are exposed to the downside performance of the lowest performing underlying stock at maturity. Investors receive at maturity, in addition to the final fixed coupon payment, an amount equal to the face amount multiplied by the performance factor of the GOOGL Stock, which is the lowest performing underlying stock in this example.

In example 3, the ending prices of two of the underlying stocks on the final calculation day are at or above their downside threshold prices and the ending price of the other underlying stock on the final calculation day is below its respective downside threshold price. Therefore, investors are exposed to the downside performance of the lowest performing underlying stock at maturity. Investors receive at maturity, in addition to the final fixed coupon payment, an amount equal to the face amount the performance factor of the NFLX Stock, which is the lowest performing underlying stock in this example.

In example 4, the ending price of each underlying stock on the final calculation day is below its respective downside threshold price, and investors receive at maturity an amount equal to the face amount multiplied by the performance factor of the lowest performing underlying stock. Therefore, in addition to the final fixed coupon payment, the maturity payment amount equals the face amount multiplied by the performance factor of the AMZN Stock, which is the lowest performing underlying stock in this example.

If the ending price of any underlying stock on the final calculation day is below its respective downside threshold price, you will be exposed to the downside performance of the lowest performing underlying stock at maturity, and your maturity payment amount (aside from the fixed coupons) will be less than 50% of the face amount per security and could be zero.

June 2025 Page 9

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Netflix, Inc. due July 2, 2026

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for principal at risk securities and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of the face amount of your securities at maturity. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of the face amount of your securities at maturity. If the securities have not been automatically called and if the ending price of any underlying stock on the final calculation day is less than its respective downside threshold price of 50% of its starting price, you will be exposed to the decline in the price of the lowest performing underlying stock, as compared to its starting price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the face amount multiplied by the performance factor of the lowest performing underlying stock. In this case, you will lose more than 50%, and possibly all, of the face amount of your securities at maturity.

￭Investors will not participate in any appreciation in any underlying stock. Investors will not participate in any appreciation in any underlying stock from the starting price for such underlying stock, and the return on the securities will be limited to the fixed coupon that is paid for each interest period until automatic call or maturity.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying stock on any day, including in relation to its respective starting price and downside threshold price, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlying stocks,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stocks or securities markets generally and which may affect the price of each underlying stock, odividend rates on the underlying stocks,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlying stocks that may or may not require an adjustment to the adjustment factors, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if any underlying stock has closed near or below its downside threshold price, the market value of the securities is expected to decrease substantially, and you may have to sell your securities at a substantial discount from the face amount of your securities.

You cannot predict the future performance of any underlying stock based on its historical performance. The prices of the underlying stocks may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. The price of any or all of the underlying stocks may close below the respective downside threshold price(s) on the final calculation day so that you will lose a significant portion or all of your initial investment in the securities. There can be no assurance that the stock closing price of each underlying stock will be at or above its respective downside threshold price on the final calculation day so that you do not suffer a significant loss on your initial investment in the securities. See “Amazon.com, Inc. Overview,” “Alphabet Inc. Overview” and “Netflix, Inc. Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an automatic call, on each coupon payment date or at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

June 2025 Page 10

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Netflix, Inc. due July 2, 2026

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the securities is not equivalent to investing in the underlying stocks. Investing in the securities is not equivalent to investing in the underlying stocks. Investors in the securities will not participate in any positive performance of any underlying stock, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of the underlying stocks and received the dividends paid or distributions made on them.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic call feature of the securities. If the securities are called prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be called within the first six months of the term of the securities.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and

June 2025 Page 11

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Netflix, Inc. due July 2, 2026

WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the starting prices, the downside threshold prices and the ending prices, and will calculate the amount of cash you receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factors. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events,” “Adjustment Events,” “—Consequences of a Market Disruption Event; Postponement of a Calculation Day,” “Alternate Exchange Calculation in Case of an Event of Default” and related definitions in the accompanying product supplement for principal at risk securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlying stocks), including trading in the underlying stocks. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final calculation day approaches. Some of our affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting price of an underlying stock, and, therefore, could increase the price at or above which such underlying stock must close on the final calculation day so that you are not exposed to the negative performance of the lowest performing underlying stock at maturity (depending also on the performance of the other underlying stocks). Additionally, such hedging or trading activities during the term of the securities could potentially affect the price of any underlying stock on the calculation days, and, accordingly, whether we call the securities prior to maturity, and the amount of cash you will receive at maturity, if any.

￭The maturity date may be postponed if the final calculation day is postponed. If the scheduled final calculation day is not a trading day or if a market disruption event occurs on that day so that the final calculation day is postponed and falls less than three business days prior to the maturity date, the maturity date of the securities will be postponed to the third business day following that final calculation day as postponed.

￭Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying stocks to which the securities are linked.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. Moreover, non-U.S. investors should note that persons having withholding responsibility in respect of the securities may withhold on any coupon paid to a non-U.S. investor, generally at a rate of 30%. We will not pay any additional amounts in respect of such withholding. You should review carefully the section entitled “Tax Considerations” herein, in combination with the section entitled “United States Federal Taxation” in the accompanying product supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating to the Underlying Stocks

￭You are exposed to the price risk of each underlying stock. Your return on the securities is not linked to a basket consisting of the underlying stocks. Rather, it will be contingent upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying stock assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying stock. Poor performance by any underlying stock over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stocks. If the securities have not been called and any underlying stock has declined to below its respective downside threshold price as of the final calculation day, you will be fully exposed to the decline in the lowest performing underlying stock over the term of the securities on a 1-to-1 basis, even if the other underlying stocks have appreciated or have not declined as much. Under this scenario, the value of any such maturity payment amount will be less than 50% of the face amount of your securities and could be zero. Accordingly, your investment is subject to the price risk of each underlying stock.

June 2025 Page 12

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Netflix, Inc. due July 2, 2026

￭Because the securities are linked to the performance of the lowest performing underlying stock, you are exposed to greater risk of sustaining a significant loss on your investment than if the securities were linked to just one underlying stock. The risk that you will suffer a significant loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying stock. With three underlying stocks, it is more likely that any underlying stock will close below its downside threshold price on the final calculation day, than if the securities were linked to only one underlying stock. Therefore, it is more likely that you will suffer a significant loss on your investment. In addition, because each underlying stock must close above its starting price on a monthly calculation day in order for the securities to be called prior to maturity, the securities are less likely to be called on any call settlement date than if the securities were linked to just one underlying stock.

￭No affiliation with Amazon.com, Inc., Alphabet Inc. or Netflix, Inc. Amazon.com, Inc., Alphabet Inc. and Netflix, Inc. are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Amazon.com, Inc., Alphabet Inc. or Netflix, Inc. in connection with this offering.

￭We may engage in business with or involving Amazon.com, Inc., Alphabet Inc. or Netflix, Inc. without regard to your interests. We or our affiliates may presently or from time to time engage in business with Amazon.com, Inc., Alphabet Inc. or Netflix, Inc. without regard to your interests and thus may acquire non-public information about Amazon.com, Inc., Alphabet Inc. or Netflix, Inc. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Amazon.com, Inc., Alphabet Inc. or Netflix, Inc. which may or may not recommend that investors buy or hold the underlying stock.

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stocks. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stocks. For example, the calculation agent is not required to make any adjustments if the issuers of the underlying stocks or anyone else makes a partial tender or partial exchange offer for the underlying stocks, nor will adjustments be made following the final calculation day. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stocks by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the securities and your return on the securities may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before the final calculation day, this may decrease the ending price of an underlying stock to be less than its downside threshold price (resulting in a loss of a significant portion of all of your investment in the securities), materially and adversely affecting your return.

￭Historical closing prices of the underlying stocks should not be taken as an indication of the future performance of the underlying stocks during the term of the securities. No assurance can be given as to the price of the underlying stocks at any time, including on the final calculation day, because historical closing prices of the underlying stocks do not provide an indication of future performance of the underlying stocks.

June 2025 Page 13

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Netflix, Inc. due July 2, 2026

Amazon.com, Inc. Overview

Amazon.com, Inc. offers electronic retail services to consumer customers, seller customers and developer customers. The AMZN Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Amazon.com, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-22513 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Amazon.com, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the AMZN Stock is accurate or complete.

The following graph sets forth the daily closing prices of the AMZN Stock for the period from January 1, 2020 through June 26, 2025. The closing price of the AMZN Stock on June 26, 2025 was $217.12. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The AMZN Stock has at times experienced periods of high volatility. The historical closing prices of the AMZN Stock may have been adjusted for stock splits and other corporate events. The historical performance of the AMZN Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the AMZN Stock at any time, including on the calculation days.

Common Stock of Amazon.com, Inc. Daily Closing Prices January 1, 2020 to June 26, 2025

This document relates only to the securities referenced hereby and does not relate to the AMZN Stock or other securities of Amazon.com, Inc. We have derived all disclosures contained in this document regarding the AMZN Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Amazon.com, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Amazon.com, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the AMZN Stock (and therefore the price of the AMZN Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Amazon.com, Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the AMZN Stock.

June 2025 Page 14

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Netflix, Inc. due July 2, 2026

Alphabet Inc. Overview

Alphabet Inc. is a holding company that, through its subsidiaries (which include Google Inc.) provides web-based search, advertisements, maps, software applications, mobile operating systems, consumer consent, enterprise solutions, commerce and hardware products. Alphabet Inc. became the successor Securities and Exchange Commission registrant to, and parent holding company of, Google Inc. on October 2, 2015, in connection with a holding company reorganization. The GOOGL Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Alphabet Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-37580 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Alphabet Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the GOOGL Stock is accurate or complete.

The following graph sets forth the daily closing prices of the GOOGL Stock for the period from January 1, 2020 through June 26, 2025. The closing price of the GOOGL Stock on June 26, 2025 was $173.54. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The GOOGL Stock has at times experienced periods of high volatility. The historical closing prices of the GOOGL Stock may have been adjusted for stock splits and other corporate events. The historical performance of the GOOGL Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the GOOGL Stock at any time, including on the calculation days.

Class A Common Stock of Alphabet Inc. Daily Closing Prices January 1, 2020 to June 26, 2025

This document relates only to the securities referenced hereby and does not relate to the GOOGL Stock or other securities of Alphabet Inc. We have derived all disclosures contained in this document regarding the GOOGL Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Alphabet Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Alphabet Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the GOOGL Stock (and therefore the price of the GOOGL Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Alphabet Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the GOOGL Stock.

June 2025 Page 15

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Netflix, Inc. due July 2, 2026

Netflix, Inc. Overview

Netflix, Inc. operates an internet entertainment service. The NFLX Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Netflix, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-35727 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Netflix, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the NFLX Stock is accurate or complete.

The following graph sets forth the daily closing prices of the NFLX Stock for the period from January 1, 2020 through June 26, 2025. The closing price of the NFLX Stock on June 26, 2025 was $1,306.67. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The NFLX Stock has at times experienced periods of high volatility. The historical closing prices of the NFLX Stock may have been adjusted for stock splits and other corporate events. The historical performance of the NFLX Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the NFLX Stock at any time, including on the calculation days.

Common Stock of Netflix, Inc. Daily Closing Prices January 1, 2020 to June 26, 2025

This document relates only to the securities referenced hereby and does not relate to the NFLX Stock or other securities of Netflix, Inc. We have derived all disclosures contained in this document regarding NFLX Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Netflix, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Netflix, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the NFLX Stock (and therefore the price of the NFLX Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Netflix, Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the NFLX Stock.

June 2025 Page 16

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Netflix, Inc. due July 2, 2026

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

Tax considerations

You should review carefully the section in the accompanying product supplement entitled “United States Federal Taxation.” The following discussion, when read in combination with the section entitled “United States Federal Taxation” in the accompanying product supplement, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Generally, this discussion assumes that you purchased the securities for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. You should consult your tax adviser regarding the effect any such circumstances may have on the U.S. federal income tax consequences of your ownership of a security.

Due to the lack of direct legal authority, there is substantial uncertainty regarding the U.S. federal income tax consequences of an investment in the securities. In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat a security for U.S. federal income tax purposes as a put option (the “Put Option”) written by you with respect to the underlier(s), secured by a cash deposit equal to the stated principal amount of the security (the “Deposit”), as described in the section entitled “United States Federal Taxation —Tax Consequences to U.S. Holders— Securities Treated as Put Rights and Deposits” in the accompanying product supplement. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it. A different tax treatment could be adverse to you.

Under the treatment of a security as a Put Option and a Deposit, a portion of each coupon made with respect to the securities will be attributable to interest on the Deposit, and the remainder will represent premium attributable to your grant of the Put Option (“Put Premium”). Amounts treated as interest on the Deposit should be taxed as ordinary interest income, while the Put Premium should not be taken into account until retirement (including an early redemption) or an earlier taxable disposition. Pursuant to this treatment, set forth below are the portions of each coupon that we have determined should be treated as attributable to interest on the Deposit and to Put Premium:

Coupon Rate per Annum	Interest on Deposit per Annum	Put Premium per Annum
8.45%	4.0987%	4.3513%

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In particular, there is a risk that a security could be characterized as a single debt instrument for U.S. federal income tax purposes, in which case the tax consequences of an investment in the securities could be different from those described herein and possibly adverse to certain investors. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. Holders. Assuming the treatment of a security as a Put Option and a Deposit is respected, subject to the discussions below and in the section of the accompanying product supplement entitled “United States Federal Taxation,” if you are a Non-U.S. Holder of the securities, under current law you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Possible Application of Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain representations made by us, our counsel is of the opinion that Section 871(m) should not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination.

While we currently do not intend to withhold on payments on the securities to Non-U.S. Holders (subject to compliance with the applicable certification requirements and the discussion in the section entitled “FATCA” in the accompanying product supplement), in light of the uncertain treatment of the securities other persons having withholding responsibility in respect of the securities may treat some or all of each coupon payment on a security as subject to withholding tax at a rate of 30%. Moreover, it is possible that in the future we may determine that we should withhold at a rate of 30% on coupon payments on the securities. We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

June 2025 Page 17

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Netflix, Inc. due July 2, 2026

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $15.75 for each security it sells. WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $10.00 per security. In addition to the selling concession allowed to WFA, WFS may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement for principal at risk securities for information about the distribution arrangements for the securities. References therein to “agent” refer to each of MS & Co. and WFS, as agents for this offering, except that references to “agent” in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution; Conflicts of Interest” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the securities

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for principal at risk securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for principal at risk securities and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for principal at risk securities and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

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Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Netflix, Inc. due July 2, 2026

Product Supplement for Principal at Risk Securities dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for principal at risk securities or in the prospectus.

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